EXHIBIT 99.1
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                               News Release

                                 LANDAUER

                           For Immediate Release

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               LANDAUER, INC. DECLARES REGULAR CASH DIVIDEND

For Further Information Contact:
    Jonathon M. Singer
    Senior Vice President, Treasurer & CFO
    708-756-9535

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GLENWOOD, ILLINOIS, MARCH 2, 2007 - LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.475 per share for the second quarter of fiscal 2007. The dividend will be paid on April 6, 2007, to shareholders of record on March 16, 2007.


ABOUT LANDAUER

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.






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